UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 22, 1997



                             WILLIAMS SCOTSMAN, INC.
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             (Exact name of registrant as specified in its charter)




State of Maryland             033-68444                 52-0665775
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      (State or other        (Commission File Number)   (I.R.S. Employer
      jurisdiction of                                   Identification No.)
      incorporation)



8211 Town Center Drive, Baltimore, Maryland                        21236
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      (Address of principal executive offices)                (zip code)



Registrant's telephone number, including area code (410) 931-6000


                                 Not applicable
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          (Former name or former address, if changed since last report)






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Item 1.     Changes in Control of Registrant.
            --------------------------------

            On May 22, 1997, an investor group (the "Investor Group"), which includes Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. (collectively, the "Cypress Entities"), BT Investment Partners, Inc. ("BTIP") and Scotsman Partners, L.P. ("Scotsman Partners"), a limited partnership whose direct and indirect partners include Keystone, Inc. ("Keystone") and FW Strategic Partners, L.P. ("Strategic Partners"), completed the acquisition of approximately 90% of the common stock of Scotsman Holdings, Inc. ("Holdings") as part of a recapitalization of Holdings and its wholly-owned subsidiary, Williams Scotsman, Inc. (the "Company"). Following the recapitalization, Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., BTIP and Scotsman Partners own approximately 41.18%, 2.13%, 3.33% and 43.32%, respectively, of the outstanding common stock of Holdings. As part of the recapitalization, Odyssey Partners, L.P. ("Odyssey") reduced its percentage ownership of Holdings' common stock from approximately 88.56% to approximately 5.90%. Under a recapitalization agreement among an affiliate of the Cypress Entities, Keystone, Strategic Partners, Odyssey and certain other existing stockholders (including management), Holdings (i) repurchased 3,210,679 shares of outstanding common stock of Holdings from Odyssey and other existing stockholders of Holdings and (ii) issued 1,475,410 shares of common stock of Holdings to the Investor Group. Internal funds were used by the Cypress Entities, Keystone and Strategic Partners in connection with the purchase of Holdings' common stock.

            Holdings, the Investor Group, Odyssey, Barry Gossett and certain other stockholders of Holdings entered into an investor stockholders agreement. Under the terms of the agreement, the board of directors of Holdings will consist of eight directors: three persons nominated by the Cypress Entities, three nominated by Scotsman Partners and the Chairman of the Board and the President of Holdings, subject to certain requirements as set forth in the agreement. Without the approval of a majority of the directors designated by the Cypress Entities and Scotsman Partners, respectively, Holdings will not take certain actions (including mergers, consolidation, sales of substantially all assets, electing or removing the Chairman or President of Holdings, issuing securities, incurring additional indebtedness, making certain acquisitions, approving operating capital budgets and other major transactions).


Item 5.     Other Events.
            ------------

            The transactions described in Item 1 were part of an overall recapitalization of Holdings and the Company. In addition to the transactions described in Item 1, on May 22, 1997, (i) Holdings completed the tender offer for its Series B 11% Senior Notes due 2004 at a price equal to 107.36% plus accrued and unpaid interest and accepted for payment all its outstanding Series B 11% Senior Notes (approximately $29.3 million prior to acceptance), (ii) the Company completed the tender offer for its 9 1/2% Senior Secured Notes due 2000 at a price equal to




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                                                                               3




104.83% plus accrued and unpaid interest and accepted for payment approximately 99.8% of its outstanding Senior Secured Notes (approximately $165 million prior to acceptance), (iii) the Company entered into a new $300 million revolving bank credit facility and borrowed $102.5 million thereunder to refinance its existing bank credit facility and (iv) the Company completed the private placement of $400 million aggregate principal amount of its 97/8% Senior Notes due 2007.

            On May 22, 1997, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.      Exhibits
             --------

     Exhibit Number
 (Referenced to Item 601
    of Regulation S-K)                  Description of Exhibit
 ------------------------               ----------------------

          2                    Recapitalization Agreement, dated as of April
                               11, 1997
         99.1                  Press Release, dated as of May 22, 1997.













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                               Signatures
                               ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 5, 1997

                                    WILLIAMS SCOTSMAN, INC.



                                    By: /s/ Gerard E. Holthaus
                                        -------------------------------------
                                        Gerard E. Holthaus
                                        President and Chief Executive Officer







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                       EXHIBIT INDEX


                                                                   Sequentially
   Exhibit Number            Description of Exhibit                Numbered Page
   --------------            ----------------------                -------------

            2         Recapitalization Agreement, dated as of
                      April 11, 1997

         99.1         Press Release, dated as of May 22, 1997